UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 24, 2008

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 24, 2008, the board of directors of Lannett Company, Inc. (“the Company”) amended the Company’s Bylaws (the “Amended Bylaws”) in order to comply with recent rule changes of the American Stock Exchange (the “AMEX”) relating to Direct Registration System (“DRS”) eligibility. A DRS permits a stockholder’s ownership of a listed company’s equity securities to be recorded and maintained on the books of the issuer or its transfer agent without the issuance of a stock certificate. The new rule does not require an issuer to participate in the DRS; however, generally all AMEX listed equity securities must be eligible to participate in the DRS by March 31, 2008. To be eligible to participate in the DRS, an issuer must, among other things, have the power to issue stock without certificates. The Bylaws of the Company, as amended July 26, 2005 (the “Former Bylaws”), were silent regarding the issue of book-entry shares and only contemplated certificates to be delivered in connection with the issuance of shares of stock. In order to make the Company’s stock explicitly DRS eligible in accordance with the AMEX rule, Article II of the Amended Bylaws permits the issuance and transfer of shares without certificates, if authorized by the board of directors.

The Amended Bylaws also contain amendments that more clearly define the responsibilities of the Company’s Chief Executive Officer and President in Article VI and delete reference to insider trading in light of the Corporation’s 2006 adoption of an insider trading policy.

The foregoing is a summary of changes effected by adoption of the Amended Bylaws, which is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item. 9.01   Financial Statements and Exhibits.

(d)	Exhibits

3.2	Bylaws of Lannett Company, Inc. as amended March 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC
Registrant

/s/ Brian Kearns
Vice President of Finance, Treasurer,
and Chief Financial Officer

March 27, 2008